EXHIBIT 99.1

Broadridge Names Edmund Reese Chief Financial Officer

NEW YORK, November 9, 2020 -- Broadridge Financial Solutions, Inc. (NYSE: BR), a global Fintech leader, today announced that Edmund Reese has been appointed Chief Financial Officer (CFO), effective November 30, 2020.
Mr. Reese joins Broadridge from American Express, where he most recently served as Senior Vice President and CFO of the Global Consumer Services Group, the company’s largest business unit. He joined American Express in 2009 and has held several financial leadership positions, including SVP, Head of Investor Relations and CFO positions across the Global Lending, Travel, and Global Business Services businesses. Mr. Reese played a key role in the success of the consumer business with responsibility across investments, M&A, product launches, contract negotiations, strategy and operations. Prior to joining American Express, Mr. Reese held senior finance positions at Merrill Lynch and Citigroup Smith Barney.
“I am pleased to welcome Edmund to our leadership team,” said Tim Gokey, Chief Executive Officer of Broadridge. “He is a world-class finance executive whose deep experience across financial services and client-focused mindset make him the ideal choice to lead our finance organization. Edmund has a proven track record of delivering results and creating shareholder value. I look forward to partnering with him to execute on our growth strategy and deliver value for our stakeholders.”
Matt Connor, Broadridge’s Interim CFO, will return to a previously planned, expanded executive role on the company’s Global Technology and Operations (GTO) leadership team and will work closely with Mr. Reese during the transition.
“I would also like to thank Matt for stepping in as Interim CFO. Matt played a critical role in delivering strong first quarter results, which have enabled us to begin to ramp up our planned investments and position us for continued growth,” Mr. Gokey added. “Matt has been a key part of the evolution of the GTO business, and I look forward to continuing to work closely with him in his expanded leadership role as we enter a new phase of growth in GTO.”
Mr. Reese said, "I am thrilled to join Broadridge, a company I admire as an innovative Fintech leader that is well-positioned for long-term growth. I look forward to working with Tim and the rest of the leadership team to continue to move Broadridge forward and generate value for its associates, clients and shareholders.”
Mr. Reese graduated from Clemson University with a BS in Accounting and received his MBA from The Wharton School at the University of Pennsylvania.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2020 (the “2020 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2020 Annual Report. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S. $8 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 12,000 associates in 17 countries.
For more information about Broadridge, please visit www.broadridge.com.

Contact Information:

Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129

Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966
SOURCE Broadridge Financial Solutions, Inc.